As filed with the Securities and Exchange Commission on June 30, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Social Capital Suvretta Holdings Corp. III

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1586514 (I.R.S. Employer Identification Number)

2850 W. Horizon Ridge Parkway, Suite 200

Henderson, NV 89052

Telephone: (650) 521-9007

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Chamath Palihapitiya

Chief Executive Officer

c/o Social Capital Suvretta Holdings Corp. III

2850 W. Horizon Ridge Parkway, Suite 200

Henderson, NV 89052

Telephone: (650) 521-9007

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Raaj S. Narayan, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Paul D. Tropp, Esq. Patrick O’Brien, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 (212) 596-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ (Registration No. 333-256725)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(2)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A ordinary shares, $0.0001 par value per share(3)	2,300,000	$10.00	$23,000,000	$2,509.30(4)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-256725).

(3)

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)

The registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-256725), which was declared effective by the Securities and Exchange Commission on June 29, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $23,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement on Form S-1 (this “Registration Statement”) is being filed with respect to the registration of 2,300,000 additional Class A ordinary shares, par value $0.0001 per share, of Social Capital Suvretta Holdings Corp. III, a Cayman Islands exempted company (the “registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the registration statement on Form S-1, as amended (File No. 333-256725) (the “Prior Registration Statement”), initially filed by the registrant on June 2, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on June 29, 2021. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of July 1, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than July 1, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)

Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description

5.1	Opinion of Maples and Calder (Hong Kong) LLP

23.1	Consent of Marcum LLP

23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24	Power of Attorney (included on signature page to the initial filing of the Prior Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 30th day of June, 2021.

SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. III

By: /s/ Chamath Palihapitiya

Name: Chamath Palihapitiya

Title: Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Chamath Palihapitiya Chamath Palihapitiya	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 30, 2021

/s/ James Ryans James Ryans	Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2021

/s/ Kishan Mehta Kishan Mehta	President and Director	June 30, 2021

/s/ Marc Semigran Mark Semigran	Director	June 30, 2021